Exhibit 10.6

WARRANT AMENDMENT

This WARRANT AMENDMENT (this "Amendment") is dated as of December     , 2014, by and among LiveDeal, Inc., a Nevada corporation (the "Company"), and the holder signatory hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Warrant (as defined below).

RECITALS

WHEREAS, the Company entered into a Note and Purchase Warrant Agreement (the "Agreement"), dated as of April 3, 2012 (the "Closing Date"), pursuant to which the Company issued the Notes and Warrants in reliance upon an exemption from registration under Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"); and

WHEREAS, pursuant to Section 11 of the Warrant delivered to the Holder (the "Warrant"), the Holder had certain anti-dilution protection in the event the Company issues any additional shares of Common Stock or Common Stock Equivalents (as defined in the Warrant) at a price per share less than the Exercise Price then in effect; and

WHEREAS, the Company has requested that the Holder amend the Warrant to delete Sections 11(b) through (e);

WHEREAS, pursuant to Section 16(c) of the Warrant, no provision of the Warrant may be amended without the written consent of the Company and the Holder; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.              Amendment. Pursuant to Section 11 of the Warrant, the parties hereto hereby amend the Warrant, as of the date hereof, by deleting Sections 11 (b) through 11 (e).

2.              Effective Time. The parties hereto agree that this Amendment shall be retroactive from and including, April 4, 2012.

3.              Effect on Transaction Documents. Except as set forth above the Transaction Documents and any other documents related thereto, shall remain in full force and effect and are hereby ratified and confirmed.

4.              Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of Arizona.

5.              Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

6.              Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

LIVEDEAL, INC.

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President/ CEO

THE ISAAC CAPITAL GROUP LLC

By: /s/ Tony Isaac
Name: Tony Isaac
Title: Authorized Signatory

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